Exhibit 99.1

Outset Medical Reports Third Quarter 2020 Financial Results

Strong Quarter Driven by Accelerating Acute Market Penetration and Significant Margin Expansion

San Jose, CA – November 11, 2020 – Outset Medical, Inc. (Nasdaq: OM) (“Outset”), a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis, today reported financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 & Recent Highlights

•	Recorded net revenue of $13.8 million in the third quarter of 2020, a 423% increase compared to $2.6 million in the third quarter of 2019
•	Awarded a second contract from the U.S. Department of Health and Human Services to deploy Tablo for preparedness, and response to, disasters and public health emergencies
•	Sent the first patient home on Tablo since receiving FDA approval on March 31, 2020
•	Appointed Steve Williamson as Chief Commercial Officer
•	Completed initial public offering of approximately 10.3 million shares, raising $254.8 million in net proceeds

“Our commercial momentum continued to accelerate in the third quarter as we signed new contracts with some of the largest national and regional health systems in the country,” said Leslie Trigg, President and Chief Executive Officer. “While the acute market is expected to drive our near-term revenue growth, we also reached an exciting milestone in successfully supporting Tablo patients at home for the first time. In addition to our commercial progress, we have continued to significantly expand gross margins through the successful execution of our cost reduction initiatives.”

Third Quarter 2020 Financial Results

Revenue for the third quarter of 2020 was $13.8 million, representing an increase of 423% compared to $2.6 million in the third quarter of 2019. Product revenue for the third quarter of 2020 was $10.8 million, representing an increase of 349% compared to $2.4 million in the third quarter of 2019. Service and other revenue for the third quarter of 2020 was $2.9 million, representing an increase of 1,232% compared to $0.2 million in the third quarter of 2019.

Total gross loss for the third quarter of 2020 was ($5.1) million, compared to a gross loss of ($5.3) million for the third quarter of 2019. Total gross margin for the third quarter of 2020 was (37.3%), compared to (201.3%) in the third quarter of 2019. Product gross loss for the third quarter of 2020 was ($6.5) million, compared to ($3.9) million of product gross loss in the third quarter of 2019. Product gross margin for the third quarter of 2020 was (59.7%), compared to (163.6%) in the third quarter of 2019. Service and other gross profit for the third quarter of 2020 was $1.3 million, compared to ($1.4) million of service and other gross loss in the third quarter of 2019. Service and other gross margin for the third quarter of 2020 was 45.1%, compared to (612.2%) in the third quarter of 2019.

Operating expenses for the third quarter of 2020 were $35.6 million, including research and development (R&D) expenses of $9.2 million, sales and marketing (S&M) expenses of $13.3 million, and general and administrative (G&A) expenses of $13.1 million. This compared to operating expenses of $13.2 million, including R&D expenses of $5.7 million, S&M expenses of $5.0 million, and G&A expenses of $2.4 million in the third quarter of 2019.

Excluding stock-based compensation expense, non-GAAP operating expenses for the third quarter 2020 were $21.8 million, including R&D expenses of $6.1 million, S&M expenses of $10.7 million, and G&A expenses of $5.0 million.

Third quarter net loss was ($42.3) million, or ($3.44) per share, compared to a net loss of ($16.7) million, or ($18.93) per share, for the same period in 2019. On a non-GAAP basis, net loss for the third quarter 2020 was ($28.4) million, or ($2.31) per share, compared to a non-GAAP net loss of ($16.4) million, or ($18.67) per share for the same period in 2019.

Total cash, including restricted cash, cash equivalents and short-term investments, as of September 30, 2020 was $377.5 million including $254.8 million of net proceeds from the Company’s initial public offering.

Webcast and Conference Call Details

Outset will host a conference call today, November 11, 2020, at 2:00 p.m. PT / 5:00 p.m. ET to discuss its third quarter 2020 financial results. The dial-in numbers are (833) 614-1409 for domestic callers and (914) 987-7130 for international callers. The conference ID is 1960049. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.outsetmedical.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

The Company may report non‐GAAP results for gross profit/loss, gross margin, operating expenses, operating margins, net income/loss, basic and diluted net income/loss per share, other income/loss, and cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company’s financial measures under GAAP include substantial charges such as stock-based compensation, as listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. Management has excluded the effects of this item in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non‐GAAP results are presented in the Appendix A of this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on the Company and its operations, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, profitability, outlook and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Outset’s public filings with the Securities and Exchange Commission, including Outset’s 424(B)(4) filed on September 16, 2020 in connection with the company’s initial public offering. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

About Outset Medical, Inc.

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. The Tablo Hemodialysis System, FDA cleared for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. Tablo serves as a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere and by anyone.  The integration of water purification and on-demand dialysate production enables Tablo to serve as a dialysis clinic on wheels, with 2-way wireless data transmission and a proprietary data analytics platform powering a new holistic approach to dialysis care. Tablo is a registered trademark of Outset Medical, Inc.

Investor Contact

Lynn Lewis or Brian Johnston

Gilmartin Group

investors@outsetmedical.com

Outset Medical, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue:
Product revenue	$10,812	$2,409	$26,435	$7,501
Service and other revenue	2,944	221	6,253	492
Total revenue	13,756	2,630	32,688	7,993
Cost of revenue:
Cost of product revenue (1)	17,265	6,350	42,118	18,950
Cost of service and other revenue (1)	1,617	1,574	4,024	4,065
Total cost of revenue	18,882	7,924	46,142	23,015
Gross profit	(5,126)	(5,294)	(13,454)	(15,022)
Gross margin	(37.3)%	(201.3)%	(41.2)%	(187.9)%
Operating expenses:
Research and development (1)	9,175	5,708	21,066	16,698
Sales and marketing (1)	13,344	5,009	29,870	13,376
General and administrative (1)	13,088	2,439	21,462	6,641
Total operating expenses	35,607	13,156	72,398	36,715
Loss from operations	(40,733)	(18,450)	(85,852)	(51,737)
Other income (expense):
Interest income and other income, net	(3)	569	524	2,111
Interest expense	(428)	(1,047)	(2,461)	(3,237)
Change in fair value of redeemable convertible preferred stock warrant liability	437	3,546	(93)	4,030
Loss on extinguishment of term loan	(1,567)	—	(1,567)	—
Loss before provision for income taxes	(42,294)	(15,382)	(89,449)	(48,833)
Provision for income taxes	—	20	—	20
Net loss	$(42,294)	$(15,402)	$(89,449)	$(48,853)
Net loss attributable to common stockholders, basic and diluted	$(42,294)	$(16,666)	$(47,281)	$(66,015)
Net loss per share attributable to common stockholders, basic and diluted	$(3.44)	$(18.93)	$(6.30)	$(78.77)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	12,299	880	7,508	838

(1) Include stock-based compensation expenses as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Cost of revenue	$142	$1	$181	$3
Research and development	3,074	43	3,326	266
Sales and marketing	2,645	44	2,828	119
General and administrative	8,047	148	8,836	248
Total stock-based compensation expenses	$13,908	$236	$15,171	$636

Outset Medical, Inc.

Condensed Balance Sheets

(in thousands, except per share amounts)

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$311,327	$36,926
Short-term investments	32,888	33,152
Accounts receivable, net	7,082	3,914
Inventories	11,810	4,596
Prepaid expenses and other current assets	4,717	1,058
Total current assets	$367,824	$79,646
Restricted cash	33,311	743
Property and equipment, net	14,412	7,895
Operating lease right-of-use assets	8,498	—
Other assets	1,977	82
Total assets	$426,022	$88,366
Labilities, redeemable convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$5,062	$4,960
Accrued compensation and related benefits	10,850	6,956
Accrued expenses and other current liabilities	8,959	2,909
Accrued warranty liability	3,258	1,702
Deferred revenue, current	4,132	883
Operating lease liabilities, current	782	—
Term loan, current	—	7,500
Total current liabilities	33,043	24,910
Accrued interest, noncurrent	119	217
Deferred revenue, noncurrent	566	134
Operating lease liabilities, noncurrent	8,309	—
Redeemable convertible preferred stock warrant liability	—	4,285
Term loan, noncurrent	29,652	21,561
Total liabilities	71,689	51,107
Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value; no shares authorized and no shares issued and outstanding as of September 30, 2020; 154,592 shares authorized and 147,214 shares issued and outstanding as of December 31, 2019	—	409,446
Stockholders' equity (deficit):
Preferred stock, $0.001 par value; 5,000 shares authorized, and no shares issued and outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value; 300,000 and 240,000 shares authorized as of September 30, 2020 and December 31, 2019, respectively; 42,701 and 922 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	42	1
Additional paid-in capital	816,306	357
Accumulated other comprehensive income	1	22
Accumulated deficit	(462,016)	(372,567)
Total stockholders' equity (deficit)	354,333	(372,187)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$426,022	$88,366

Outset Medical, Inc.

Condensed Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2020	2019
Net cash used in operating activities	$(73,175)	$(55,100)
Net cash provided by (used in) investing activities	(6,411)	61,501
Net cash provided by financing activities	386,555	143
Net increase in cash and cash equivalents	306,969	6,544
Cash, cash equivalents and restricted cash at beginning of the period	37,669	33,415
Cash, cash equivalents and restricted cash at end of the period (1)	$344,638	$39,959

(1) The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the accompanying condensed balance sheets that sum to the total of the amounts shown in the accompanying condensed statements of cash flows (in thousands):

	September 30,
	2020	2019
Cash and cash equivalents	$311,327	$39,216
Restricted cash	33,311	743
Total cash, cash equivalents and restricted cash*	$344,638	$39,959

* The total cash, including restricted cash, cash equivalents and short-term investments, as of September 30, 2020 was $377.5 million; compared to $86.4 million as of September 30, 2019.

Appendix A

Outset Medical, Inc.

Results of Operations – Non-GAAP

(in thousands, except per share amounts)

(unaudited)

Reconciliation between GAAP and non-GAAP net loss per share attributable to common stockholders:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
GAAP net loss per share to common stockholders, diluted	$(3.44)	$(18.93)	$(6.30)	$(78.77)
Stock-based compensation expense	1.13	0.26	2.02	0.76
Non-GAAP net loss per share to common stockholders, diluted	$(2.31)	$(18.67)	$(4.28)	$(78.01)

Reconciliation between GAAP and non-GAAP net loss attributable to common stockholders:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
GAAP net loss attributable to common stockholders, diluted	$(42,294)	$(16,666)	$(47,281)	$(66,015)
Stock-based compensation expense	13,908	236	15,171	636
Non-GAAP net loss per share attributable to common stockholders, diluted	$(28,386)	$(16,430)	$(32,110)	$(65,379)

Appendix A

Outset Medical, Inc.

Results of Operations – Non-GAAP (continued)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
GAAP gross profit	$(5,126)	$(5,294)	$(13,454)	$(15,022)
Stock-based compensation expense	142	1	181	3
Non-GAAP gross profit (1)	$(4,984)	$(5,293)	$(13,273)	$(15,019)

GAAP gross margin	(37.3)%	(201.3)%	(41.2)%	(187.9)%
Stock-based compensation expense	1.0	0.0	0.6	0.0
Non-GAAP gross margin (1)	(36.2)%	(201.3)%	(40.6)%	(187.9)%

GAAP research and development expense	$9,175	$5,708	$21,066	$16,698
Stock-based compensation expense	(3,074)	(43)	(3,326)	(266)
Non-GAAP research and development expense	$6,101	$5,665	$17,740	$16,432

GAAP sales and marketing expense	$13,344	$5,009	$29,870	$13,376
Stock-based compensation expense	(2,645)	(44)	(2,828)	(119)
Non-GAAP sales and marketing expense	$10,699	$4,965	$27,042	$13,257

GAAP general and administrative expense	$13,088	$2,439	$21,462	$6,641
Stock-based compensation expense	(8,047)	(148)	(8,836)	(248)
Non-GAAP general and administrative expense	$5,041	$2,291	$12,626	$6,393

GAAP total operating expense	$35,607	$13,156	$72,398	$36,715
Stock-based compensation expense	(13,766)	(235)	(14,990)	(633)
Non-GAAP total operating expense	$21,841	$12,921	$57,408	$36,082